Registration No. 333-__________
As filed with the Securities and Exchange Commission on April 2, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BSD Medical Corporation
(Exact name of registrant as specified in its charter)

Delaware	75-1590407
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2188 West 2200 South, Salt Lake City, Utah 84119
(Address of principal executive offices)   (Zip code)

 _____________________________

Amended and Restated 1998 Director Stock Plan
Amended and Restated 1998 Stock Incentive Plan
(Full title of the plans)

Harold R. Wolcott
President
BSD Medical Corporation
2188 West 2200 South
Salt Lake City, UT 84119
(Name and Address of agent for service)

(801) 972-5555
(Telephone number, including area code, of agent for service)
With a copy to: Nolan S. Taylor, Esq. David F. Marx, Esq. Dorsey & Whitney LLP 136 South Main Street, Suite 1000 Salt Lake City, Utah 84101 (801) 933-7360

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

______________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.001 par value per share, under the Fourth Amended and Restated 1998 Director Stock Plan	250,000	$1.74	$435,000	$31.02
Common stock, $0.001 par value per share, under the Third Amended and Restated 1998 Stock Incentive Plan	2,910,000	$1.74	$5,063,400	$361.02
Total	3,160,000		$5,498,400	$392.04
(1)
This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on March 30, 2010, as reported by The NASDAQ Stock Market.

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of 250,000 and 2,910,000 shares of common stock of BSD Medical Corporation (the “Company”) for issuance pursuant to the BSD Medical Corporation Fourth Amended and Restated 1998 Director Stock Plan and the BSD Medical Corporation Third Amended and Restated 1998 Stock Incentive Plan (the “Plans”), respectively.  Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plans (Registration No. 333-157025) are hereby incorporated by reference in this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.  Registration Information and Employee Plan Annual Information.

Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Company’s Annual Report on Form 10-K for the year ended August 31, 2009 filed with the Commission on November 6, 2009;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2009 filed with the Commission on January 14, 2010;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission on February 9, 2010 and February 11, 2010, and on Form 8-K/A filed with the Commission on February 17, 2010; and

(d)
the description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-32526) filed on April 22, 2008, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  The Company expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Indemnification

Section 145 of the Delaware General Corporation Law grants the Company the power to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article 8 of the Company’s Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Section 8 of Article IX of the Company’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in, and not opposed to, the Company’s best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

Liability Insurance

Section 145 of the Delaware General Corporation Law also permits a Delaware corporation to purchase and maintain insurance on behalf of its directors and officers. The Company’s Bylaws permit the registrant to purchase such insurance on behalf of its directors and officers. The Company maintains a policy of liability insurance for its officers and directors.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description	Where Located
3.1	Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 of the BSD Medical Corporation Annual Report on Form 10-KSB, filed December 1, 2003

3.2	Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 of the BSD Medical Corporation Registration Statement on Form S-1, filed October 16, 1986

3.3	Amendment to Bylaws of the Registrant	Incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed January 4, 2008

4.1	Specimen stock certificate	Incorporated by reference to Exhibit 4 of the BSD Medical Corporation Registration Statement on Form S-1, filed October 16, 1986

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Tanner LC	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	BSD Medical Corporation Third Amended and Restated 1998 Stock Incentive Plan	Incorporated by reference to Appendix B of the BSD Medical Corporation Schedule 14A, filed December 28, 2009

99.2	BSD Medical Corporation Fourth Amended and Restated 1998 Director Stock Plan	Incorporated by reference to Appendix A of the BSD Medical Corporation Schedule 14A, filed December 28, 2009

99.3	BSD Medical Corporation Form of Employee Stock Option Grant	Incorporated by reference to Exhibit 10.7 of the BSD Medical Corporation Annual Report on Form 10-K, filed November 14, 2008

99.4	BSD Medical Corporation Form of Director Stock Option Grant	Incorporated by reference to Exhibit 10.8 of the BSD Medical Corporation Annual Report on Form 10-K, filed November 14, 2008

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah on April 2, 2010.

BSD MEDICAL CORPORATION

By:	/s/ Harold R. Wolcott
Harold R. Wolcott
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Harold R. Wolcott and Dennis P. Gauger, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

President and Director
/s/ Harold R. Wolcott	(principal executive officer)	April 2, 2010
Harold R. Wolcott
Chief Financial Officer (principal financial and
/s/ Dennis P. Gauger	accounting officer)	April 2, 2010
Dennis P. Gauger

/s/ Douglas P. Boyd	Director	April 2, 2010
Douglas P. Boyd

/s/ Timothy C. McQuay	Director	April 2, 2010
Timothy C. McQuay

/s/ Michael Nobel	Director	April 2, 2010
Michael Nobel

/s/ Gerhard W. Sennewald	Director	April 2, 2010
Gerhard W. Sennewald

/s/ Steven G. Stewart	Director	April 2, 2010
Steven G. Stewart

/s/ Paul F. Turner	Director	April 2, 2010
Paul F. Turner

EXHIBIT INDEX

Exhibit No.	Description	Where Located
3.1	Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 of the BSD Medical Corporation Annual Report on Form 10-KSB, filed December 1, 2003

3.2	Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 of the BSD Medical Corporation Registration Statement on Form S-1, filed October 16, 1986

3.3	Amendment to Bylaws of the Registrant	Incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed January 4, 2008

4.1	Specimen stock certificate	Incorporated by reference to Exhibit 4 of the BSD Medical Corporation Registration Statement on Form S-1, filed October 16, 1986

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Tanner LC	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	BSD Medical Corporation Third Amended and Restated 1998 Stock Incentive Plan	Incorporated by reference to Appendix B of the BSD Medical Corporation Schedule 14A, filed December 28, 2009

99.2	BSD Medical Corporation Fourth Amended and Restated 1998 Director Stock Plan	Incorporated by reference to Appendix A of the BSD Medical Corporation Schedule 14A, filed December 28, 2009

99.3	BSD Medical Corporation Form of Employee Stock Option Grant	Incorporated by reference to Exhibit 10.7 of the BSD Medical Corporation Annual Report on Form 10-K, filed November 14, 2008

99.4	BSD Medical Corporation Form of Director Stock Option Grant	Incorporated by reference to Exhibit 10.8 of the BSD Medical Corporation Annual Report on Form 10-K, filed November 14, 2008